STOCK SALE AND PURCHASE AGREEMENT

THIS AGREEMENT (this "**Agreement**") is made and entered into on this 1st day of July, 2009, by and among Mr. Kunio Yamagishi, a Japanese citizen (the "**Management Seller**"), Mrs. Sonoko Yamagishi, a Japanese citizen (the "**Outside Director Seller**"), Mr. Makoto Fujita, a Japanese citizen, Mrs. Yumiko Fujita , a Japanese citizen, Mr. Kouki Fujita, a Japanese minor citizen, acting through Mr. Makoto Fujita and Mrs. Yumiko, his parents (the Outside Director Seller, Mr. Makoto Fujita, Mrs. Yumiko Fujita and Mr. Kouki Fujita being hereinafter collectively referred to as, the "**Non-management Sellers**", and Management Seller and Non-management Sellers being hereinafter collectively referred to as, the "**Sellers**"), and Waytronx, Inc., a Colorado corporation having its principal place of business at 20050 SW 112th Avenue, Tualatin, Oregon 97062 USA (the "**Purchaser**").

WHEREAS, the Management Seller is the owner of all shares of the issued and outstanding capital stock (the "**Instruments Stock**") of Comex Instruments Co., Ltd., a Japanese corporation ("**Comex Instruments**") and the Sellers are the owners of all shares of the issued and outstanding capital stock (the "**Electronics Stock**") (the Instruments Stock and the Electronics Stock being hereinafter collectively referred to as, the "**Stock**") of Comex Electronics Co., Ltd., a Japanese corporation ("**Comex Electronics**") (Comex Instruments and Comex Electronics being hereinafter collectively referred to as, the "**Companies**") as set forth in Exhibit A attached hereto; and

WHEREAS, the Management Seller and the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Management Seller and the Sellers, the Instruments Stock and the Electronics Stock, respectively;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I

DEFINITIONS

"Closings" shall mean the closings, collectively, of the transactions contemplated in this Agreement in accordance with the terms and conditions contained herein and a "Closing" shall mean any of the Closings, individually.

"Initial Closing" shall mean the initial Closing contemplated in accordance with Section 2.04 below.

"Resigning Directors" shall mean the following directors and statutory auditors of the Companies:

Mr. Katsuaki Ooi	Comex Electronics	Director
Ms. Sonoko Yamagishi	Comex Electronics	Director
Mr. Yoshito Miyabayashi	Comex Instruments	Director
Ms. Kiyoko Ito	Comex Instruments	Director
Mr. Makoto Fujita	Comex Electronics	Statutory Auditor
	Comex Instruments	Statutory Auditor

"Successive Closings" shall mean the Closings other than the Initial Closing.

ARTICLE II

TERMS OF PURCHASE AND SALE

2.01. Sale of Instruments Stock. On the Initial Closing Date (defined below), the Management Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Management Seller, the Instruments Stock for the consideration specified herein.

2.02. Initial Sale of Electronics Stock. On the Initial Closing Date, the Management Seller and the Non-management Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Management Seller and the Non-management Sellers, seven thousand, eight hundred and forty (7,840) shares of the Electronics Stock (the "Initially Transferred Electronics Stock") for the consideration specified herein. The number of shares to be sold by each Seller shall be as follows:

Outside Director Seller	340 shares	2.125%

Mr. Makoto Fujita	2,500 shares	15.625%
Mrs. Yumiko Fujita	2,500 shares	15.625%
Mr. Kouki Fujita	2,500 shares	15.625%
Total	7,840 shares	49.00%

2.03. Successive Sales of the Electronics Stock. On the Successive Closing Dates (defined below), the Management Seller and the Outside Director Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Management Seller and the Outside Director Seller, eight thousand, one hundred and sixty (8,160) shares of the Electronics Stock (the "**Successively Transferred Electronics Stock**") for the consideration specified herein. The number of shares to be sold on each of the Successive Closing Dates by each of the Management Seller and the Outside Director Seller shall be as follows:

First Successive Closing Date		
Outside Director Seller	2,720 shares	17.00%
Second Successive Closing Date		
Outside Director Seller	440 shares	2.75%
Management Seller	2,280 shares	14.25%
Third Successive Closing Date		
Management Seller	2,720 shares	17.00%
Total	8,160 shares	51.00%

2.04. The Initial Closing. The Initial Closing shall take place at the offices of Waytronx at 0900 (Japan Standard Time) on the second (2nd) business day following the date on which all of the respective conditions to the Sellers' and the Purchaser's obligations hereunder have been satisfied or waived but in no event later than September 1, 2009, unless the parties otherwise mutually agree in writing (the "**Initial Closing Date**").

2.05. The Successive Closings. The Successive Closings shall take place at the offices of Waytronx at 0900 (Japan Standard Time) on the first, second and third anniversaries of the Initial Closing Date (or the immediately following business day if such anniversary falls on a non-business day), unless the parties otherwise mutually agree in writing (respectively, the "**First Successive Closing Date**", the "**Second Successive Closing Date**" and the "**Third Successive Closing Date**", and collectively, the

"**Successive Closing Dates**").

2.06. Purchase Prices and Payments.

(a) The aggregate purchase price to be paid by the Purchaser to the Management Seller for the Instruments Stock (the "**Instruments Purchase Price**") shall be six million and forty-eight thousand yen (JPY6,048,000). One hundred percent (100%) of the Instruments Purchase Price shall be paid on or before September 30, 2009 by wire transfer of immediately available funds to the Management Seller's account separately designated by the Management Seller.

(b) The aggregate purchase price to be paid by the Purchaser to the Non-management Sellers for the Initially Transferred Electronics Stock (the "**Initial Electronics Purchase Price**") shall be three million, and nine hundred and twenty thousand yen (JPY3,920,000) and shall be paid on or before September 30, 2009 by wire transfer of immediately available funds to the Non-management Sellers' accounts separately designated by the Non-management Sellers. The parties hereby acknowledge and agree that the Initial Electronics Purchase Price is determined based upon the financial statements of Comex Electronics as of June 30, 2009 and fairly reflects the value of Comex Electronics as of the Initial Closing Date. The amount to be paid to each of the Sellers on or before September 30, 2009 as the Initial Electronics Purchase Price shall be as follows:

Outside Director Seller	JPY170,000
Mr. Makoto Fujita	JPY1,250,000
Mrs. Yumiko Fujita	JPY1,250,000
Mr. Kouki Fujita	JPY1,250,000
Total	JPY3,920,000

(c) The aggregate purchase price to be paid by the Purchaser to the Management Seller and the Outside Director Seller for the Successively Transferred Electronics Stock (the "**Successive Electronics Purchase Price**") shall be fifteen million, fourteen thousand and four hundred yen (JPY15,014,400) and shall be paid on the Successive Closing Dates by wire transfer of immediately available funds to the respective accounts of the Management Seller and the Outside Director Seller

separately designated by the Management Seller the Outside Director Seller. The parties hereby acknowledge and agree that the Successive Electronics Purchase Price is determined based upon the projected financial statements of Comex Electronics as of June 30, 2010 and fairly reflects the value of Comex Electronics as of the Successive Closing Dates. The amount to be paid to the Management Seller and the Outside Director Seller on each of the Successive Closing Dates as a part of the Successive Electronics Purchase Price shall be as follows:

First Successive Closing Date		
	Outside Director Seller	JPY5,004,800
Second Successive Closing Date		
	Outside Director Seller	JPY809,600
	Management Seller	JPY4,195,200
Third Successive Closing Date		
	Management Seller	JPY5,004,800
	Total	JPY15,014,400

2.07. Deliveries of Sellers at Initial Closing. At the Initial Closing, the Sellers shall deliver the following documents to the Purchaser:

(a) share certificates representing the Instruments Stock;

(b) share certificates representing the Initially Transferred Electronics Stock;

(c) a certified copy of the board resolutions of Comex Instruments approving the sale of the Instruments Stock from the Management Seller to the Purchaser;

(d) a certified copy of the board resolutions of Comex Electronics approving the sale of the Electronics Stock from the Sellers to the Purchaser;

(e) resignations, effective as of the Initial Closing Date, of the Resigning Directors and confirmation that each of the Resigning Directors is not entitled to any retirement allowance or any other payment whatsoever;

(f) a certificate from the Management Seller that all the

representations and warranties relating to the Sellers and the Companies set forth in Article III hereof are true and correct in all material respects as of the Initial Closing Date;

(g) receipts for the Instruments Purchase Price and for the Initial Electronics Purchase Price; and

(h) the shareholder registry of each of the Companies as of the Initial Closing Date immediately before the Initial Closing.

2.08. Deliveries of Purchaser at Initial Closing. At the Initial Closing, the Purchaser shall deliver to the Sellers the following:

(a) nine million, and nine hundred and sixty-eight thousand yen (JPY9,968,000) in immediately available funds in Japanese Yen remmitted to the Sellers' accounts in accordance with Sections 2.06 (a) and (b) hereof; and

(b) a certificate from the Purchaser that all the representations and warranties relating to the Purchaser set forth in Article IV hereof are true and correct in all material respects as of the Initial Closing Date.

2.09. Deliveries of Sellers at Successive Closings. At each Successive Closing, the Management Seller shall deliver the following documents to the Purchaser:

(a) share certificates representing one-third of the Successively Transferred Electronics Stock; and

(b) a receipt for one-third of the Successive Electronics Purchase Price.

2.10. Deliveries of Purchaser at Successive Closings. At each Successive Closing, the Purchaser shall deliver to the Management Seller five million, four thousand and eight hundred yen (JPY5,004,800) in immediately available funds in Japanese Yen remitted to the Management Seller' account in accordance with Section 2.06 (c) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MANAGEMENT SELLER

The Management Seller represents and warrants to the Purchaser as of the date hereof and as of the Initial Closing Date as follows:

Regarding Sellers

3.01. Legal Capability. Each Seller has all requisite legal capability to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.02. Due Execution and Delivery; Effect of Agreement. This Agreement has been duly and validly executed and delivered by each Seller and constitutes the legal, valid, and binding obligations of each Seller, enforceable against him/her in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, rule or regulation to which each Seller is subject; (ii) violate any order, judgment or decree applicable to each Seller; (iii) result in a breach or default under any agreement or other instrument to which each Seller is a party or by which he/she may be bound; or (iv) result in the creation of, or give any party the right to create, an encumbrance upon the property or assets of the Sellers or the Companies.

3.03. Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance of this Agreement by each Seller or in taking any other actions contemplated hereby.

3.04. Litigation. There is no litigation pending, or to the Management Seller's knowledge, threatened, which seeks to enjoin or obtain damages with respect to the consummation of the transactions contemplated hereby.

3.05. Ownership of Stock. The Management Seller is the record and beneficial

owner of the Instruments Stock and the Sellers are the record and beneficial owners of the Electronics Stock as set forth in Exhibit A attached hereto. The sale and delivery of the Instruments Stock and the Electronics Stock to the Purchaser pursuant to Article II hereof will convey to the Purchaser a good and marketable title thereto, free and clear of any encumbrances.

Regarding Companies

3.06. Capital Stock. The authorized capital stock of Comex Instruments consists of 800 shares of common stock, of which 280 shares are outstanding, and the authorized capital stock of Comex Electronics consists of 64,000 shares of common stock, of which 16,000 shares are outstanding. All such shares have been validly issued, fully paid and non-assessable and are owned free and clear of any encumbrances. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Companies, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Companies to issue or dispose of any of their equity securities or any ownership interest therein.

3.07. Organization. Each of the Companies is a corporation duly organized and validly existing under the laws of Japan and has all requisite corporate power and authority to own and lease its properties and to carry on its business as currently conducted.

3.08. Financial Statements. The Management Seller has delivered or made available to the Purchaser copies of the financial statements dated February 28, 2009 of the Companies. Such financial statements have been prepared based upon generally accepted accounting principles in Japan consistently applied and in effect at the time of preparation.

3.09. Absence of Adverse Changes. Since February 28, 2009, none of the Companies have suffered any material adverse change in its business or financial condition.

3.10. No Infringement. To the Management Seller's knowledge, the conduct of the business of the Companies as now being conducted does not infringe or conflict with any copyrights, trademarks or intellectual properties of third parties.

3.11. Government Authorizations. Each of the Companies has all necessary and appropriate authorizations and approvals from all the relevant governmental authorities to conduct its business as currently being conducted. All such authorizations and approvals are in full force and effect and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a material breach or material default under any such authorization or approval.

3.12. Compliance with Laws. Each of the Companies has operated and is now operating in compliance with all laws, rules, regulations and orders.

3.13. Litigation. There is no litigation pending or, to the Management Seller's knowledge, threatened, against the Companies.

3.14. Labor Disputes. There are no strikes, slowdowns or picketing against the Companies and to the Management Seller's knowledge, none are threatened. For the five (5) years prior to the date hereof, there have been no union activities or collective bargaining agreements involving either of the Companies or any of the employees of the Companies.

3.15. Seller Disclosure. All disclosures made by the Management Seller with respect to the Companies are true, correct and complete in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows:

4.01. Organization. The Purchaser is a corporation duly organized and validly existing under the laws of Colorado, U.S.A., and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

4.02. Due Authorization, Execution and Delivery; Effect of Agreement. The

execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which the Purchaser is subject; (ii) violate any order, judgment or decree applicable to the Purchaser; (iii) conflict with, or result in a breach or default under, the Articles of Incorporation or other similar charter documents of the Purchaser, or any agreement or other instrument to which the Purchaser is a party or by which it may be bound; or (iv) result in the creation of, or give any party the right to create, any encumbrance upon the property and assets of the Purchaser.

4.03. Consents. No consent, approval or authorization of, or exemption by, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance by the Purchaser of this Agreement or the taking of any other action contemplated hereby.

4.04. Litigation. There is no litigation pending or, to the Purchaser's knowledge, threatened, which seeks to enjoin or obtain damages with respect to the consummation of the transactions contemplated hereby.

ARTICLE V

COVENANTS OF SELLER

From and after the date hereof and until the Initial Closing Date, the Sellers hereby covenant and agree with the Purchaser as follows:

5.01. Cooperation. The Sellers will use its reasonable efforts, and will

cooperate with the Purchaser, to secure all necessary consents, approvals, authorizations, exemptions and waivers from all persons and governmental entities as shall be required in order to enable the Sellers to effect the transactions contemplated hereby and will otherwise use their commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

5.02. Conduct of Business.

(a) The Management Seller will, in all material respects, cause each of the Companies to (i) operate its businesses in the ordinary course; (ii) use reasonable efforts to preserve its corporate existence and business organization intact; (iii) use reasonable efforts to keep available the services of their present officers, key employees and agents; (iv) use its commercially reasonable efforts to preserve the relationships with its material suppliers, significant customers, distributors, licensors and licensees and others; and (v) maintain its accounting and bookkeeping methods consistent with its past practices.

(b) The Management Seller will neither cause nor permit the Companies to (i) alter or amend their Articles of Incorporation; (ii) make any changes in their capital structures; (iii) borrow or agree to borrow any funds or incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability; (iv) declare or pay any dividend; (v) make or grant any general wage or salary increase; or (vi) grant any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangements under any employment or severance agreement or establish or enter into any new such plan, payment, arrangement or agreement, other than in the ordinary course of business.

5.03. Access. The Management Seller shall provide the Purchaser, without unreasonable delay, with such information as the Purchaser from time to time reasonably may request with respect to the Companies and the transactions contemplated by this Agreement, and shall permit the Purchaser and its representatives reasonable access during regular business hours and upon reasonable advance notice to the properties, books and records of the Companies, as the Purchaser from time to time reasonably requests.

ARTICLE VI

COVENANTS OF PURCHASER

From and after the date hereof and until the Initial Closing Date, the Purchaser hereby covenants and agrees with the Seller as follows:

6.01. Cooperation and Assumption. The Purchaser will use its commercially reasonable efforts, and will cooperate with the Sellers, to secure all necessary consents, approvals, authorizations, exemptions and waivers from all persons and governmental entities as shall be required in order to enable the Purchaser to effect the transactions contemplated hereby.

6.02. Japan Fair Trade Commission Filings. As promptly as practicable after the Initial Closing Date, the Purchaser shall file any reports or notifications that may be required to be filed under the Law concerning Prohibition of Private Monopolization and Maintenance of Fair Trade (Law No. 54, 1947, as amended, the "**Antimonopoly Law**") with the Japan Fair Trade Commission (the "**JFTC**"), and shall cooperate with the Sellers and the Companies in connection with such filings or requests for additional information.

6.03. Change of Corporate Name. As promptly as practicable after the Initial Closing Date, the Purchaser shall cause Comex Instruments to hold a shareholder meeting and take such other steps as may be necessary to change its name to CUI Japan Co., Ltd. and shall cause Comex Instruments to apply for the registration of such name change.

6.04. Acceptance of Resignation of Directors from Seller. As promptly as practicable after the Initial Closing Date, the Purchaser shall apply for the registration of the resignations of the Resigning Directors.

ARTICLE VII

MANAGEMENT SELLER

7.01. Services of Management Seller after Initial Closing Date. For four (4) years from the Initial Closing Date, the Management Seller shall serve as Director of Comex Electronics on the terms and conditions separately agreed to between the Management Seller and the Purchaser. The Management Seller and the Purchaser acknowledge and agree that it is their intent that the Management Seller will serve as the Representative Director of Comex Electronics at least until the First Successive Closing Date.

7.02. Release of Guarantees. The Purchaser shall exert its commercially reasonable best efforts to negotiate with the financiers of Comex Electronics so that the guarantees provided by the Management Seller for the benefit of such financiers in connection with the loans made to Comex Electronics shall be released as soon as practically possible, but in no event before the Management Seller resigns from the position of the Director of Comex Electronics. Without limiting the generality of the foregoing, the Purchaser shall take immediate steps to ensure the release of the guarantees provided by the Management Seller if the Management Seller becomes unable to act as the Director of the Comex Electronics in accordance with the terms of the separate agreement set forth in the preceding paragraph. The Management Seller acknowledges and agrees that the financiers may not agree to such contemplated release of the guarantees, especially during the period that the Management Seller serves as the Representative Director of Comex Electronics.

ARTICLE VIII

CONDITIONS TO PURCHASER'S OBLIGATIONS

The obligations of the Purchaser to purchase the Stock shall be subject to the satisfaction (or waiver by the Purchaser) on or prior to the Initial Closing Date of all of the following conditions:

8.01. Representations, Warranties and Covenants of Sellers. The Sellers shall

have performed and complied in all material respects with all of their agreements and covenants contained herein to be performed and complied with at or prior to the Initial Closing Date, and all the representations and warranties of the Management Seller contained herein shall be true in all material respects on and as of the Initial Closing Date with the same effect as if made on the Initial Closing Date.

8.02. No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits or delays the Purchaser from consummating the transactions contemplated hereby and no suit, action, investigation or other proceeding shall have been instituted or threatened by any governmental authority seeking to restrain or prohibit the Purchaser or any Seller from consummating the transactions contemplated hereby.

ARTICLE IX

CONDITIONS TO SELLER'S OBLIGATIONS

The obligations of the Sellers to sell the Stock shall be subject to the satisfaction (or waiver by the Sellers) on or prior to the Initial Closing Date of all the following conditions:

9.01. Representations, Warranties and Covenants of Purchaser. The Purchaser shall have performed and complied in all material respects with all of its agreements, covenants and conditions contained herein to be performed at or prior to the Initial Closing Date, and all of the representations and warranties of the Purchaser contained herein shall be true in all material respects on and as of the Initial Closing Date with the same effect as if made on the Initial Closing Date.

9.02. No Prohibition. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits or delays the Sellers from consummating the transactions contemplated hereby and no suit, action, investigation or other proceeding shall have been instituted or threatened seeking to restrain or prohibit the Purchaser or any Seller from consummating the transactions contemplated hereby.

ARTICLE X

TERMINATION PRIOR TO CLOSING

10.01. Termination. This Agreement may be terminated at any time prior to the Initial Closing:

(a) By the mutual written consent of the Purchaser and the Sellers;

(b) By either the Sellers or the Purchaser in writing (provided the terminating party is not otherwise in default or in breach of this Agreement) if the Initial Closing shall not have occurred on or before September 1, 2009;

(c) By either the Sellers or the Purchaser in writing, if the other party shall have committed a material breach of any of its representations, warranties, covenants or agreements in this Agreement, which breach either cannot be or has not been cured within ten (10) days after the giving of written notice of such breach.

10.02 After Initial Closing. This Agreement may not be terminated by either party after the consummation of the Initial Closing.

ARTICLE XI

MISCELLANEOUS

11.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan.

11.02. Arbitration. Any dispute arising out of or in connection with this Agreement shall be referred to and finally resolved by arbitration in Tokyo, Japan in accordance with the rules of the Japan Commercial Arbitration Association by one arbitrator. The Parties agree that the decision of the arbitrator is final and binding upon

the parties.

11.03. Public Announcements. Neither the Sellers nor the Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law or regulations of any stock exchange.

11.04. Further Assurances. At any time or from time to time after the Initial Closing Date, either party shall, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the sale of the Stock pursuant to this Agreement.

11.05. Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

Management Seller:

By: ______________________

Name: Kunio Yamagishi

Address: 40-20, Matsugaoka 2-chome, Tokorozawa, Saitama 359-1132

Outside Director Seller:

By: ______________________

Name: Sonoko Yamagishi

Address: 40-20, Matsugaoka 2-chome, Tokorozawa, Saitama 359-1132

Non-management Seller:

By: ______________________

Name: Makoto Fujita

Address: Paradie Joto304, 10-16, Honjo 4chome, Sumidaku, Tokyo 130-0004

Non-management Seller:

By: ______________________

Name: Yumiko Fujita

Address: Paradie Joto304, 10-16, Honjo 4chome, Sumidaku, Tokyo 130-0004

Non-management Seller: Kouki Fujita

By: ______________________

Name: Makoto Fujita

Title: Attorney-in-fact (Father)

Address: Paradie Joto304, 10-16, Honjo 4chome, Sumidaku, Tokyo 130-0004

By: ______________________

Name: Yumiko Fujita

Title: Attorney-in-fact (Mother)

Address: Paradie Joto304, 10-16, Honjo 4chome, Sumidaku, Tokyo 130-0004

Purchaser: Waytronx, Inc.

By: ______________________

Name: William J. Clough

Title: President & CEO

EXHIBIT A

Shareholders of Comex Instruments

Name	No. of Shares held	Shareholding Ratio
Mr. Kunio Yamagishi	280 shares	100 %

Shareholders of Comex Electronics

Name	No. of Shares held	Shareholding Ratio
Mr. Kunio Yamagishi	5,000 shares	31.25 %
Mrs. Sonoko Yamagishi	3,500 shares	21.875 %
Mr. Makoto Fujita	2,500 shares	15.625 %
Mrs. Yumiko Fujita	2,500 shares	15.625%
Mr. Kouki Fujita	2,500 shares	15.625%
Total	16,000 shares	100 %